Execution Copy


THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED OTHER THAN TO AFFILIATES OF THE HOLDER HEREOF UNLESS AND UNTIL REGISTERED UNDER THE ACT OR IN AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE BORROWER, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION.


SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$555,486.11							March 14, 2006

FOR VALUE RECEIVED, the undersigned, CAL-BAY INTERNATIONAL, INC., a Nevada corporation (the "Borrower"), does hereby promise to pay to the order of PROFESSIONAL TRADERS FUND, LLC ("Holder"), or its assigns, c/o Professional Traders Management, LLC, 1400 Old Country Road, Suite 206, Westbury, New York 11590 the principal sum (inclusive of interest and costs) of Five Hundred Fifty-Five Thousand Four Hundred Eighty-Six Dollars and Eleven Cents
($555,486.11).   All amounts owed under this Note shall be payable in full on
March 14, 2007 (the "Maturity Date").The Holder acknowledges that the Secured Convertible Promissory Note dated March 6, 2006 in the principal amount of $300,350 issued by the Borrower to Holder is cancelled and discharged simultaneously with the issuance of this Note.


ARTICLE I

TERMS OF PAYMENT

1.1	Prepayments
The Borrower may not prepay this Note without prior written approval of Holder, which may be withheld orconditioned on the payment of additional consideration, as determined in Lender's absolute discretion.

1.2	Payment and Computations
All computations of interest shall be made by Holder on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding day and such extension of time shall in such case be includedin the computation of payment of interest.


1.3	Conversion.
The Holder may at any time convert this Note, in whole or in part, upon written notice to the Borrower specifying the amount to be converted, into freely tradable shares of the Borrower's common stock, CUSIP# 12802P208,at a per share price equal to 80% of the average closing bid price of such common stock on the OTCBB for the three days immediately preceding the date conversion hereof is exercised. Upon conversion of this Note,the outstanding principal so converted shall be converted upon delivery of the Conversion Notice without any further action by the Holder and whether or not the Note is surrenderedto the Borrower. In the event the Holder elects to convert less than the entire principal amount of this Note, the Borrower shall issue a new Note of like tenor to the Holder evidencing the principal amount not converted. On notice to the Borrower, Holder may elect to satisfy Borrower's conversion obligation from the shares pledged pursuant to the Pledge Agreement, referenced in Section 4.10. If the Borrower issues any convertible or other securities at a price or with a conversion price (the "Issue Price") lower than the applicable conversion price set forth above (assuming a conversion of this Note on the date of such issuance), in all events the conversion price of this Note shall thereafter be the lower of (x) the Issue Price or (y) the conversion price calculated in accordance with this Note. Notwithstanding the provisions of this Note, in no event (except (i) as specifically provided in this Note as an exception to this provision, (ii) during the forty-five (45) day period prior to the Maturity Date, or (iii) while there is outstanding a tender offer for any or all of the shares of the Borrower's common stock) shall the Holder be entitled to convert this Note, or the Borrower have the obligation to issue shares upon such conversion of all or any portion of this Note to the extent that, after such conversion the sum of (1) the number of shares of common stock beneficially owned by the Holder and its affiliates(other than shares of common stock which may be deemed beneficially owned through ownership of the unconverted portion of the Note or other right to purchase common stock or through the ownership of the unconverted portion of convertible securities),and
(2) the number of shares of common stock issuable upon the conversion of the Note with respect to which the determination of the proviso is being made,would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of common stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 12(d) of the Securities Exchange Act of 1934, as amended except as otherwise provided in clause (1) of such sentence.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS


2.1	Representations and Warranties. The Borrower represents and warrants as follows: (i) the Borrower is a corporation duly organized,validly existing and in good standing under the laws of the State of Nevada; (ii) the execution, delivery and performance by the Borrower of this Note are within the Borrower's powers, have been duly authorized by all necessary action,and do not contravene
(A) the Borrower's certificate of formation or operating agreement or (B) (x) any law or (y) any agreement or document binding on or affecting the Borrower,
(iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution,delivery and performance by the Borrower of this Note; (iv) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally andsubject to the applicability of general principles of equity; (v) the Borrower has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby; (vi) the Borrower is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vi)there is no pending or, to the Borrower 's knowledge, threatened action or proceeding affecting the Borrower before any governmental agency or arbitrator which challenges or relates to this Note or which may otherwise have a material adverse effect on the Borrower; (viii) after giving effect to the transactions contemplated by this Note, the Borrower is Solvent; (ix) the financial statements of the Borrower delivered to Holder fairly present the financial condition of the Borrower and the results of operations of the Borrower for the period ended on the date thereof and since the date thereof there has been no event which either individually or in the aggregate withother events since such date has resulted in a material adverse effect on the Borrower; (x)the Borrower is not in violation or default of any provision of (A) its certificate of incorporation or by-laws, each as currently in effect, or (B) any instrument, judgment, order, write, decree or contract, statute,rule or regulation to which the Borrower is subject, and (xi) this Note is validly issued, free of any taxes, liens,and encumbrances related to the issuance hereof and is not subject to preemptive right or other similar right of stockholders of the Borrower.
2.2	Covenants.  So long as any principal or interest is due hereunder and shall remain unpaid, the Borrower will, unless the Holder shall otherwise consent in writing:

(a)	Maintain and preserve its existence, rights and privileges and timely file all periodic reports required under all applicable securities laws, including, without limitation, a Form 8-K, within three days after the date hereof, or such other appropriate form to report the closing of the financing evidenced by this Note;

(b)	Not incur any Indebtedness, other than Indebtedness incurred in the ordinary course of business, unless such Indebtedness is subordinated to the prior payment in full of this Note on terms satisfactory to the Holder in its discretion. WITHOUT LIMITING THE FOREGOING,THE BORROWER COVENANTS THAT IT WILL NOT CREATE, INCUR, ASSUME OR SUFFER TO EXIST ANY INDEBTEDNESS (OTHER THAN TRADE ACCOUNTS PAYABLE IN THE ORDINARY COURSE OF BUSINESS INACCORDANCE WITH CUSTOMARY TRADE TERMS), EXCEPT (I) INDEBTEDNESS IN RESPECT OF THIS NOTE AND(II) UNSECURED INDEBTEDNESS EXPRESSLY JUNIOR AND SUBORDINATE IN RIGHT OF PAYMENT TO ALL INDEBTEDNESS IN RESPECT OF THIS NOTE.

(c)	Not (i) directly or indirectly sell, lease or otherwise dispose of (A)
any of its property or assets other than in its ordinary course of business or
(B) substantially all of its properties and assets, in the aggregate, to any person(s), whether in one transaction or in a series of transactions over any period of time, (ii) merge into or with or consolidate with any other person or
(iii) adopt any plan or arrangement for the dissolution or liquidation of the Borrower.

(d)	Give written notice to Holder upon the occurrence of anEvent of Default
(as defined below) or any event but for the giving of notice or lapse of time, or both, would constitute an Event of Default within five (5) Business Days of such event.

(e)	Use the proceeds from the issuance of this Note solely for payments to employees, and not in any way for any purpose that entails a violation of,or is inconsistent with,Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.

(f)	Comply in all material respects with all applicable laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial).

(g)	Not declare or pay any cash dividend on or redeem or repurchase any of its membership interest.

(h)	Not (i) make any advance or loan to any person, firm or corporation, except for reasonable travel or business expenses advanced to the Company's employees or independent contractors in the ordinary course of business, or
(ii) acquire all or substantially all of the assets of another entity.
(i)	Not prepay any Indebtedness, except for trade payables incurred in the ordinary course of the Borrower's business.
(j)	The Company shall not intentionally take any action which would impair the rights and privileges of this Note set forth herein or the rights and privileges of the Holder of this Note.

ARTICLE III

EVENTS OF DEFAULT

3.1	Events of Default.  If any of the following events("Events of Default")
shall occur and be continuing:
(a)	The Borrower shall fail to pay any principal of, or interest on, this
Note when due; or
(b)	Any representation or warranty made by the Borrower or any other person or entity under this Note or under any Pledge Agreement executed and delivered simultaneously herewith,the Registration Rights Agreement dated the date hereof between the Borrower and the Holder, the Warrants dated the date hereof issued by the Borrower to the Holder and the Deed of Trust datedthe date hereof issued by the Borrower in favor of the Holder(collectively referred to herein with the Note as the "Loan Documents"), shall prove to have been incorrect in any material respect when made; or
(c)	The Borrower or any other person or entity shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed, or there is any other breach of any Loan Document; or
(d)	The Borrower shall generally not payits debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors,or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and such proceeding is not dismissed within 90 days after commencement; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (d); or
(e)	Any judgment or order for the payment of money in excess of $20,000 shall be rendered against the Borrower and there shall be any period of five(5) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(f)	The sale by the Borrower of all or substantially all of its assets; or
(g)	The Borrower shall fail to pay any Indebtedness in excess of $20,000
(other than Indebtedness evidenced by this Note) when due (after any applicable grace period) or any such Indebtedness shall be declared due and payable or required to be prepaid, prior to the stated maturity thereof; then, and in any such event, Holder may, by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, with interest on such sum to accrue at a default rate of 18% per annum, or the highest rate permitted by law, through the date of judgment, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the Holder shall have the right to exercise all rights under applicable law and hereunder; provided that upon the occurrence and continuation of an Event of Default pursuant to clause (d) above all amounts due hereunder shall automatically be due and payable without notice to the Company and the Holder shall have the right to exercise any and all remedies under applicable laws.

ARTICLE IV

MISCELLANEOUS

4.1	Amendments, Etc.  No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Holderand then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.2	Notice, Etc.  Any notice required by the provisions of this Note will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Borrower:

Cal-Bay International, Inc.
2111 Palomar Airport Road
Suite 100
Carlsbad, California 92009
Attention:  Roger Pawson, CEO
Facsimile Number: 760-930-0200

If to Holder:

Professional Traders Fund, LLC
1400 Old Country Road
Suite 206
Westbury, New York 11590
Attention: Howard Berger, Manager
Facsimile Number: 516-228-8083

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

4.3	Borrower's Wiring Instructions:
Wells Fargo Bank
1700 Charleston Blvd
Las Vegas, NV 89104
P. 702-765-1950
FBO
Cal-Bay International, Inc.
A/C # xxxxxxxxxx
ABA# xxxxxxxxx

4.4	No Waiver; Remedies.  No failure on the part of Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or future exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

4.5	Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

4.6	Cost and Expenses.  The Borrower agrees to pay on demand all losses, costs and expenses (including reasonable counsel fees and expenses), in connection with the preparation and negotiation of and the enforcement of this Note and any other Loan Document and any other instruments and documents delivered in connection herewith, and in connection with enforcement of any judgments obtained by Holder against Borrower. Borrower also agrees that Holder's cost and expenses through the date of this Note are $20,000, which shall be deducted from the amounts advanced hereunder and charged against principal.


4.7	Binding Effect; Governing Law.  This Note shall be binding upon and inure to the benefit of the Borrower and Holder and their respective successors and assigns; provided that the Borrower may not assign this Note, in whole or in part, by operation of law or otherwise, without the prior written consent of the Holder. Holder may assign or otherwise participate out all or part of, or any interest in, its rights and benefits hereunder and to the extent of such assignment or participation such assignee shall have the same rights and benefits against the Borrower as it would have had if it were the Holder. This Note shall be governed by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

4.8	Jurisdiction.
THE BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE, IN THE COUNTY OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE BORROWER AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS (POSTAGE PREPAID)IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.2 OF THIS NOTE. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THE PROVISIONS OF SECTION
4.2 OF THIS NOTE, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION,IMPROPER VENUE OF FORUM NON CONVENIENS OR ANY SIMILAR BASIS. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 4.8 SHALL PRECLUDE THE HOLDER FROM COMMENCING AN ACTION IN ANYOTHER JURISDICTION IN CONNECTION WITH ITS ENFORCEMENT OF ANY SECURITY PROVIDED IN CONNECTION WITH THIS NOTE.

4.9	Waiver of Presentment.  The Borrower waives presentment, notice of dishonor, notice of protest, presentment and demand in connection with the delivery, acceptance, performance or default of this Note.

4.10	Security. This Note is secured by and is entitled tothe benefits of the
Pledge Agreement dated the date hereof between Stephanie M. Burruss and the Holder and the Deed of Trust dated the date hereof by the Borrower in favor of the Holder.

ARTICLE V

INDEMNIFICATION

The Borrower hereby agrees to indemnify and hold harmless the Holder and its respective affiliates, directors, officers, partners,employees and other agents and representatives from and against any and all liabilities, judgments,claims, settlements, losses, damages, reasonable fees (including attorneys', accountants' and other experts' fees and disbursements), liens, taxes, penalties, obligations and expenses incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentationor breach of any representation, warranty or covenant of the Company contained in this Note or other documents delivered by the Company pursuant to or in connection with this Note or otherwise in connection with or as a result of or related to the execution, delivery or performance of this Note or the transactions contemplated hereby. The indemnification provisions of this
ARTICLE V shall survive repayments in full of this Note.

ARTICLE VI

DEFINITIONS

As used herein, the following terms are defined as follows:

6.1	"Indebtedness" with respect to any person or entity shall mean all items (other than capital stock, capital surplus, retained earnings, obligations payable in capital stock of such person or entity and deferred credits)which in accordance with generally accepted accounting principals would be included in determining total liabilities as shown on the liability side ofa balance sheet of such person as at the date of which Indebtedness is to be determined. The term "Indebtedness" shall also include, whether or not so reflected, (i) indebtedness, obligations and liabilities secured by any lien on property of such person whether or not the indebtedness secured thereby shall have been assumed by such person, and (ii) all guaranties of any of the above. Notwithstanding the foregoing, in determining the indebtedness of any person, there shall be included all indebtedness of such person deemed to be extinguished under generally accepted accounting principles but for which such person or entity remains legally liable.

6.2	"Pledge Agreement" shall mean the Pledge Agreement dated thedate hereof between Stephanie M. Burruss and Holder.

6.3	"Solvent" shall mean, with respect to any person or entity on a particular date, that on such date (i) the fair value of the property of such person or entity is not less than the total amount of the liabilities of such person or entity, (ii) the present fair salable value of the assets of such person or entity is not less than the amount required to pay the probable liability on such person's existing debts as they become absolute and matured,
(iii)such person or entity is able to realize upon its assets and pay its debts and other liabilities, (iv) such person or entity does not intend to, and does not believe that it will, incur debts or liabilities beyond such person or entity's ability to pay as such debts and liabilities mature and (v) such person or entity is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such person's or entity's property would constitute unreasonably small capital.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its officer duly authorized, as of the date first above written.

CAL-BAY INTERNATIONAL, INC.

By: \S\Roger E Pawson
Name:   Roger E Pawson
Title:  President, Cal Bay International, Inc.